September 18, 2007
FOR IMMEDIATE RELEASE

Language Access Network To Commence Trading on Over-The-Counter Bulletin Board

COLUMBUS, Ohio, Language Access Network (OTCBB: LANW) the leader in video interpretation services, announced today that it has received notification that its common stock has been cleared to trade on the Over-The-Counter Bulletin Board. The ticker symbol will remain LANW.

“We believe the listing on the Bulletin Board will facilitate trading in our stock and increase interest among the investment community,” said Michael Guirlinger, Language Access Network’s Chief Executive Officer. “During the past six months we have made significant progress in expanding the number of locations using our video/audio language interpretation services, and we look forward to achieving greater recognition of these accomplishments by investors.”

About Language Access Network, Inc.
Language Access Network, Inc. (OTCBB: LANW) (FWB: L9N), based in Nevada, is a pioneer and the leader in video language interpretation services with operations in Columbus, Ohio. A publicly traded company in both the United States and Frankfurt, Germany; Language Access Network provides pharmacies and medical facilities with professionally trained interpreters 24 hours a day, seven days a week through our centralized video language center, interpreting more than 150 different languages including American Sign Language (ASL) via real-time, interactive video technology.

More information is available at www.languageaccessnetwork.com

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may", "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in a companies' annual report on Form 10-K or 10-KSB and other filings made by such company with the Securities and Exchange Commission.

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Contact
Public Relations:
5W Public Relations
Adam J. Handelsman, General Manager
212-999-5585 x4319
ahandelsman@5wpr.com

Corporate
Language Access Network, Inc. (OTCBB: LANW)
111 West Rich Street
Suite 150
Columbus, Ohio 43215
614-355-0900
info@languageaccessnetwork.com

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